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                                                                    EXHIBIT 5.01

                                  June 29, 2000



Worldwide Entertainment & Sports Corp.
276 Fifth Avenue
New York, New York  10001


         Re: Registration Statement on Form S-3 under the Securities Act of 1933
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Ladies and Gentlemen:


         In our capacity as counsel to Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-3, being filed contemporaneously herewith by Worldwide with the Securities and Exchange Commission under the Securities Act of 1933 (the "Registration Statement"), covering an aggregate of 2,718,334 of Common Stock, $0.01 par value (the "Common Stock"), which have been included in the Registration Statement as Selling Stockholders.

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of Worldwide, both as amended to date, the Registration Statement, corporate proceedings of Worldwide relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by Worldwide include all corporate proceedings taken by Worldwide to date in connection with the issuance of the shares of Common Stock being registered.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) Worldwide has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The outstanding shares of Common Stock being registered are duly and validly authorized and fully paid and non-assessable.

         (3) The shares of Common Stock being registered that will be issued upon the exercise of options or warrants, when duly issued upon exercise of such options or warrants, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                                Very truly yours,



                                                PARKER DURYEE ROSOFF & HAFT





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